Exhibit 99.3

Form of Consent of Merrill Lynch

                We  hereby  consent  to  the  use of  our opinion letter dated May 4, 2003 to the Board of Directors of Zoran Corporation included as Appendix D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Oak Technoloy, Inc., with and into Zinc Acquisition Corporation, a wholly owned subsidiary of Zoran Corporation and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions “Opinions of Financial Advisors,” “Background of the Merger,” “Zoran’s Reasons for the Merger,” and “Opinion of Financial Advisor to Zoran.”  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ JACK MACDONALD
Jack MacDonald Director

June 10, 2003